Houlihan Lokey Reports Second Quarter Fiscal 2022 Financial Results

– Second Quarter Fiscal 2022 Revenues of $537 million –
– Second Quarter Fiscal 2022 Diluted EPS of $1.65 –
– Adjusted Second Quarter Fiscal 2022 Diluted EPS of $1.71 –
– Announces Dividend of $0.43 per Share for Third Quarter Fiscal 2022 –

LOS ANGELES and NEW YORK - October 28, 2021 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its second quarter ended September 30, 2021. For the second quarter ended September 30, 2021, revenues were $537 million, compared with $276 million for the second quarter ended September 30, 2020.
Net income was $113 million, or $1.65 per diluted share, for the second quarter ended September 30, 2021, compared with $49 million, or $0.70 per diluted share, for the second quarter ended September 30, 2020. Adjusted net income for the second quarter ended September 30, 2021 was $117 million, or $1.71 per diluted share, compared with $52 million, or $0.75 per diluted share, for the second quarter ended September 30, 2020.
“We are beginning our third fiscal quarter with record year-to-date results and the completion of the largest acquisition in the firm’s history. I want to welcome our new colleagues from GCA to the Houlihan Lokey family. As a combined firm, we meaningfully increase our capabilities in the strategically important technology and technology related industry sectors, and become an even more formidable provider of investment banking services in Europe and Asia. We believe that this acquisition creates significant strategic and shareholder value for our firm, and we look forward to achieving these goals over the coming years.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenues	$537,272	$275,736	$909,994	$486,872
Operating expenses:
Employee compensation and benefits	333,374	177,249	565,678	314,370
Non-compensation	46,579	31,612	79,321	63,037
Operating income	157,319	66,875	264,995	109,465
Other (income)/expense, net	853	(196)	752	(1,357)
Income before provision for income taxes	156,466	67,071	264,243	110,822
Provision for income taxes	43,583	18,281	65,400	15,932
Net income attributable to Houlihan Lokey, Inc.	$112,883	$48,790	$198,843	$94,890

Diluted earnings per share	$1.65	$0.70	$2.90	$1.39

Revenues

For the second quarter ended September 30, 2021, revenues were $537 million, compared with $276 million for the second quarter ended September 30, 2020. For the second quarter ended September 30, 2021, Corporate Finance (“CF”) revenues increased 259%, Financial Restructuring (“FR”) revenues decreased (34)%, and Financial and Valuation Advisory (“FVA”) revenues increased 55% when compared with the second quarter ended September 30, 2020.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Expenses:
Employee compensation and benefits	$333,374	$177,249	$330,421	$175,090
% of Revenues	62.0%	64.3%	61.5%	63.5%
Non-compensation	$46,579	$31,612	$43,327	$28,730
% of Revenues	8.7%	11.5%	8.1%	10.4%
Provision for Income Taxes	$43,583	$18,281	$45,311	$19,655
% of Pre-Tax Income	27.9%	27.3%	27.9%	27.3%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Six Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Expenses:
Employee compensation and benefits	$565,678	$314,370	$559,646	$307,050
% of Revenues	62.2%	64.6%	61.5%	63.1%
Non-compensation	$79,321	$63,037	$75,005	$58,739
% of Revenues	8.7%	12.9%	8.2%	12.1%
Provision for Income Taxes	$65,400	$15,932	$75,155	$32,376
% of Pre-Tax Income	24.7%	14.4%	27.4%	26.4%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $333 million for the second quarter ended September 30, 2021, compared with $177 million for the second quarter ended September 30, 2020. Adjusted employee compensation and benefits expenses were $330 million for the second quarter ended September 30, 2021, compared with $175 million for the second quarter ended September 30, 2020. This resulted in an adjusted compensation ratio of 61.5% for the second quarter ended September 30, 2021, versus 63.5% for the second quarter ended September 30, 2020. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $47 million for the second quarter ended September 30, 2021, compared with $32 million for the second quarter ended September 30, 2020. Adjusted non-compensation expenses were $43 million for the second quarter ended September 30, 2021, compared with $29 million for the second quarter ended September 30, 2020. The increase in GAAP and adjusted non-compensation expenses was primarily a result of an increase in other operating expenses and travel, meals, and entertainment expenses.

The provision for income taxes was $44 million, representing an effective tax rate of 27.9% for the second quarter ended September 30, 2021, compared with $18 million, representing an effective tax rate of 27.3% for the second quarter ended September 30, 2020. The adjusted provision for income taxes was $45 million, representing an adjusted effective tax rate of 27.9% for the second quarter ended September 30, 2021, compared with $20 million, representing an adjusted effective tax rate of 27.3% for the second quarter ended September 30, 2020.

Segment Reporting for the Second Fiscal Quarter

Corporate Finance
CF revenues were $388 million for the second quarter ended September 30, 2021, compared with $108 million for the second quarter ended September 30, 2020, representing an increase of 259%. Revenues increased primarily due to a significant increase in the number of closed transactions and the average transaction fee on closed transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Corporate Finance
Revenues	$388,410	$108,049	$598,401	$196,020
# of Managing Directors	126	125	126	125
# of Closed transactions (1)	134	53	218	88

Financial Restructuring

FR revenues decreased (34)% to $83 million for the second quarter ended September 30, 2021, compared with $125 million for the second quarter ended September 30, 2020. Revenues decreased primarily due to a decrease in the number of closed transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Financial Restructuring
Revenues	$83,184	$125,391	$181,959	$214,011
# of Managing Directors	51	47	51	47
# of Closed transactions (1)	20	30	44	59
Financial and Valuation Advisory
FVA revenues increased 55% to $66 million for the second quarter ended September 30, 2021, compared with $42 million for the second quarter ended September 30, 2020. Revenues increased primarily due to an increase in the number of fee events.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Financial and Valuation Advisory
Revenues	$65,678	$42,296	$129,634	$76,841
# of Managing Directors	37	31	37	31
# of Fee Events (1)	806	539	1,242	798
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.43 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2021 to stockholders of record as of the close of business on December 2, 2021.

The Board of Directors of the Company increased the size of its share repurchase program from $200 million to $250 million.

As of September 30, 2021, the Company had $963 million of cash and cash equivalents and investment securities, and $65 million of other liabilities and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 28, 2021, to discuss its second quarter fiscal 2022 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from October 28, 2021 through November 4, 2021, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13724237#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past six consecutive years in the U.S., the No. 1 global restructuring advisor for the past seven consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	September 30, 2021	March 31, 2021
Assets
Cash and cash equivalents	$923,009	$846,851
Restricted cash	373	373
Investment securities	40,425	208,618
Accounts receivable, net of allowance for credit losses	127,274	108,409
Unbilled work in process, net of allowance for credit losses	115,732	118,115
Deferred income taxes	36,401	28,332
Property and equipment, net	43,295	46,370
Operating lease right-of-use assets	143,341	152,031
Goodwill and other intangibles, net	883,964	866,221
Other assets	43,015	50,747
Total assets	$2,356,829	$2,426,067

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$577,698	$648,399
Accounts payable and accrued expenses	60,273	67,468
Deferred income	26,923	27,868
Income taxes payable	24,540	68,339
Deferred income taxes	45	52
Loans payable to former shareholders	711	818
Operating lease liabilities	164,209	174,516
Other liabilities	64,693	55,046
Total liabilities	919,092	1,042,506

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 50,927,005 and 51,245,442 shares, respectively	51	51
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 17,348,305 and 16,951,696 shares, respectively	17	17
Additional paid-in capital	720,579	803,573
Retained earnings	741,678	600,096
Accumulated other comprehensive (loss)	(24,588)	(20,176)
Total stockholders' equity	1,437,737	1,383,561
Total liabilities and stockholders' equity	$2,356,829	$2,426,067

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues	$537,272	$275,736	$909,994	$486,872
Operating expenses:
Employee compensation and benefits	333,374	177,249	565,678	314,370
Travel, meals, and entertainment	4,687	964	6,374	3,078
Rent	9,050	10,301	19,275	19,924
Depreciation and amortization	4,344	3,670	8,515	7,342
Information technology and communications	8,858	6,868	15,819	13,251
Professional fees	6,915	5,227	13,616	10,234
Other operating expenses	12,725	4,582	15,722	9,208
Total operating expenses	379,953	208,861	644,999	377,407
Operating income	157,319	66,875	264,995	109,465
Other (income)/expense, net	853	(196)	752	(1,357)
Income before provision for income taxes	156,466	67,071	264,243	110,822
Provision for income taxes	43,583	18,281	65,400	15,932
Net income attributable to Houlihan Lokey, Inc.	$112,883	$48,790	$198,843	$94,890

Weighted average shares of common stock outstanding:
Basic	65,156,968	66,787,832	65,433,649	65,244,611
Fully diluted	68,566,127	69,615,060	68,641,962	68,214,505
Earnings per share
Basic	$1.73	$0.73	$3.04	$1.45
Fully diluted	$1.65	$0.70	$2.90	$1.39

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2021	2020	2021	2020
Revenues	$537,272	$275,736	$909,994	$486,872

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$333,374	$177,249	$565,678	$314,370
(Less)/plus: Acquisition related retention payments	(2,953)	(2,159)	(6,032)	(7,320)
Employee compensation and benefits expenses (adjusted)	330,421	175,090	559,646	307,050

Non-compensation expenses
Non-compensation expenses (GAAP)	$46,579	$31,612	$79,321	$63,037
(Less)/plus: Secondary offering related costs	—	—	—	(418)
(Less)/plus: Acquisition related costs	(1,640)	(1,258)	(1,640)	(1,258)
(Less)/plus: Acquisition amortization	(1,612)	(888)	(2,676)	(1,886)
(Less)/plus: Oracle ERP implementation	—	(736)	—	(736)
Non-compensation expenses (adjusted)	43,327	28,730	75,005	58,739

Operating income
Operating income (GAAP)	$157,319	$66,875	$264,995	$109,465
(Less)/plus: Adjustments (1)	6,205	5,041	10,348	11,618
Operating income (adjusted)	163,524	71,916	275,343	121,083

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$853	$(196)	$752	$(1,357)
Other (income)/expense, net (adjusted)	853	(196)	752	(1,357)

Provision/(benefit) for income taxes
Provision/(benefit) for income taxes (GAAP)	$43,583	$18,281	$65,400	$15,932
(Less)/plus: Impact of the excess tax benefit for stock vesting	—	—	6,922	13,408
Adjusted provision/(benefit) for income taxes	43,583	18,281	72,322	29,340
(Less)/plus: Resulting tax impact (2)	1,728	1,374	2,833	3,036
Provision/(benefit) for income taxes (adjusted)	45,311	19,655	75,155	32,376

Net income
Net income (GAAP)	$112,883	$48,790	$198,843	$94,890
(Less)/plus: adjustments (3)	4,477	3,667	593	(4,826)
Net income (adjusted)	117,360	52,457	199,436	90,064

Diluted EPS (GAAP)	$1.65	$0.70	$2.90	$1.39
Diluted EPS (adjusted)	$1.71	$0.75	$2.91	$1.32
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.